EXHIBIT 10.3

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.  NOTWITHSTANDING THE FOREGOING, THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Z TRIM HOLDINGS, INC.

14% CONVERTIBLE SUBORDINATED SECURED NOTE
DUE 24 Months from Issuance

Issuance Date: April 30, 2014

Amount $19,000.00
For value received, Z TRIM HOLDINGS, INC., an Illinois corporation (the “Company”), hereby promises to pay to the order of ______ (together with his successors and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of Nineteen thousand dollars ($19,000.00) (the “Principal Amount”).  The Company is issuing this convertible subordinated secured note (this “Note” and, collectively with all other 14% convertible subordinated secured notes issued in connection with the limited convertible subordinated secured note offering, the “14% Notes”) to the Holder.  As used herein, the term “Issuance Date” means April 30, 2014.

The Company hereby promises to pay to the order of the Holder the Principal Amount in United States Dollars in immediately available funds to the Holder at the address of the Holder as set forth in the Security Agreement (as defined below), or at such other place as the Holder may designate from time to time in writing to the Company, on April 30, 2016 (the “Maturity Date”), with interest to the Holder on the aggregate unconverted and then outstanding Principal Amount in accordance with the provisions hereof.  All interest payments under or pursuant to this Note shall be made in Common Shares (as defined below) or cash pursuant to Section 1.1 hereof.

Subject to the terms and conditions of (i) a 12.5% Convertible Senior Secured Note dated February 11, 2014 (the “February Note”) made by the Company in favor of Edward B. Smith (“Smith”), (ii) an Intercreditor Agreement dated as of March 18, 2014 by and between Fordham Capital Partners, LLC (“Fordham”) and Smith, (iii) a Security Agreement dated as of March 24, 2014 by and between the Company and Fordham, and (iv) an Equipment Revolving Note dated March 24, 2014 (the “Revolving Note”) made by the Company in favor of Fordham, the Company granted Smith and Fordham a security interest (the “First Priority Security Interest”) in certain collateral to secure the obligations of the Company under the February Note and the Revolving Note; this Note is secured by a certain collateral (the “Collateral”), as more particularly described and provided herein, and is entitled to the benefits thereof.  The Uniform Commercial Code (the “UCC”) financing statements on form UCC-1 filed in connection with the Notes and all other documents executed and delivered by the Company to the Holder under which the Holder is granted Liens on assets of the Company are collectively referred to as the “Security Documents.”

It is agreed to and understood by the parties that the Holder of the Note can elect to, upon the closing of a financing transaction with Legends Securities for units which will consist of a convertible note payable and a certain amount of warrants to purchase common shares of Z Trim Holdings, Inc. stock, convert the Holder’s investment in this Note into an investment in the units of the Legends Securities’ transaction.

ARTICLE I

THE NOTE

Section 1.1 Interest.  Simple interest on the outstanding Principal Amount of this Note shall commence accruing on the Issuance Date and shall accrue daily at a non-compounded rate of fourteen percent (14%) per annum (the “Interest Rate”) until payment in full of the Principal Amount and all accrued and unpaid interest and other amounts which may become due hereunder have been made.  Interest shall be computed on the basis of a 365-day year and actual days elapsed.  Accrued interest on the Principal Amount of this Note (the “Interest Amount”) shall be payable to the Holder, on the Maturity Date, in shares of common stock of the Company or cash at the option of the Company, par value $0.00005 per share (the “Common Shares”).  The number of Common Shares to be issued to the Holder shall be equal to the result obtained by dividing (x) the Interest Amount by (y) the Conversion Price (as defined in Section 3.2(a) below).  If the Company elects to pay interest in common stock, payment of the Interest Amount in Common Shares shall occur pursuant to Section 3.3.

Section 1.2 Ranking and Covenants.

(a) Other than the First Priority Security Interest, no indebtedness of the Company or any subsidiary of the Company is senior to this Note in right of payment, whether with respect to principal, interest or damages or upon liquidation, dissolution or otherwise.  Until this Note is fully paid and discharged in full, the Company shall not, and shall not permit any subsidiary of the Company to, directly or indirectly, incur any indebtedness for borrowed money (other than Permitted Indebtedness (as defined in Section 6.14 below)) unless such indebtedness is expressly subordinated to this Note pursuant to a written subordination agreement acceptable in form, scope and substance to the Holders of not less than a simple majority of the then outstanding aggregate principal on the 14% Notes, provided, however, that notwithstanding the foregoing, the Company may issue, without the consent of the Holders, up to a total of $20 million in aggregate principal amount of 14% or 12.5% convertible senior or subordinated secured notes (inclusive of this Note and all other 14% Notes) on substantially similar terms and conditions as this Note (the “Follow-On Secured Notes”).  The Follow-On Secured Notes and any note issued by the Company pursuant to such proviso issued under the same terms shall rank pari passu with the Company’s obligations under this Note and may be secured equally and ratably by Liens, on or with respect to any of the Company’s property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom and shall have the benefit, to the full extent that and with such priority as the obligations under this Note.

(b) Except for Permitted Liens (as defined in Section 6.14 below), until this Note is fully paid and discharged in full, the Company shall not, and shall not permit any subsidiary of the Company to, directly or indirectly, incur any Lien (as defined in Section 6.14 below) on or with respect to any of the Collateral now owned or hereafter acquired, or any interest therein or any income or profits therefrom, without the prior written consent of the Holders of not less than a simple majority of the then outstanding aggregate principal on the 14% Notes.

(c) Until this Note is fully paid and discharged in full, the Company shall not, and shall not permit any subsidiary of the Company to, directly or indirectly, without the prior written consent of the Holders of not less than the simple majority of the then outstanding aggregate principal amount of the Follow-On Secured Notes, redeem, purchase or otherwise acquire any of the Company’s capital stock or set aside any monies for such a redemption, purchase or other acquisition.

(d) The Company shall perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable jurisdiction which are necessary at the reasonable request of the Holder or its counsel in order to maintain in favor of the Holder of the Note, a valid and perfected Lien on and security interest in the Collateral.

Section 1.3 Payment on Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Illinois, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the Interest Amount on such date.

Section 1.4 Transfers.  This Note may not be sold, transferred or otherwise disposed of by the Holder to any Person without the express written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 1.5 Replacement.  Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity reasonably satisfactory to the Company, or, in the case of a mutilation of this Note, upon surrender and cancellation of such mutilated Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.  The Holder hereby unconditionally agrees to indemnify and hold harmless the Company against any claims, loss, liabilities, damages and expenses that may arise directly or indirectly on account of the actual or alleged loss, mutilation, theft or destruction of the original Note or the issuance of a new Note in exchange for said Note.

Section 1.6 Collateral.  “Collateral” shall mean, collectively, all of the following:

(i) all Accounts;
(ii) all Chattel Paper;
(iii) all Deposit Accounts;
(iv) all Documents;
(v) all Equipment;
(vi) all Fixtures;
(vii) all General Intangibles;
(viii) all Instruments;
(ix) all Inventory;
(x) all Investment Property;
(xi) all Software;
(xii) all money, cash or cash equivalents;
(xiii) all other goods and personal property, whether tangible or intangible; and
(xiv) all Supporting Obligations and Letter-of-Credit Rights of the Company.

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) Any default in the payment of the (i) Principal Amount or (ii) Interest Amount on, or liquidated damages, if any, in respect of, this Note, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default is not cured within ten (10) Trading Days;

(b) the Company’s express notice to the Holder, including by way of public announcement, at any time, of its inability  to comply or its intention not to comply with proper requests for conversion of this Note into Common Shares;

(c) the Company shall fail for any reason to deliver the required certificates to the Holder prior to the fifth (5th) Trading Day after a Conversion Date pursuant to and in accordance with Section 3.3 or the Company shall provide express notice to the Holder, including by way of public announcement, at any time, of its inability to comply or of its intention not to comply with the requests for conversion of this Note in accordance with the terms hereof;

(d) the Company or any subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, (vii) by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing, or (viii) take any corporate or other action for the purpose of effecting any of the foregoing;

(e) a proceeding or case shall be commenced in respect of the Company or any subsidiary, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with its liquidation or dissolution or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any subsidiary or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any subsidiary and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

(f) the Company or any subsidiary shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $250,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(g) if the Company ceases conducting a substantial portion of its operations as currently in effect as of the date hereof.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option:

(a) demand that the principal amount of this Note then outstanding shall be converted into Common Shares at the Conversion Price (as defined in Section 3.2(a) below) then in effect; or declare immediately due and payable the full Principal Amount of this Note, together with the Interest Amount and other amounts owing in respect thereof, in cash, which aggregate amount payable upon an Event of Default shall be equal to the Mandatory Repayment Amount, defined in Section 3.4(a)(iv) below; provided, however, that upon the occurrence of an Event of Default described in paragraphs (d) or (e) of Section 2.1, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable.  Commencing five (5) days after the occurrence of any Event of Default that causes or if uncured will cause, the acceleration of this Note, the Interest Rate shall accrue at a rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  All Notes for which the full Mandatory Repayment Amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company.  The  Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind.  Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon; or

(b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Security Documents, or applicable law.

ARTICLE III

CONVERSION; COMPANY CALL RIGHTS

Section 3.1 Conversion.  At any time on or after the date that is ninety (90) days after the Issuance Date, at the request of the Holder (the “Conversion Election”), this Note shall be convertible, in whole or in part, into such number of fully paid and non-assessable Common Shares as is determined by dividing (x) the sum of the Principal Amount then outstanding plus the Interest Amount then accrued but unpaid hereon by (y) the Conversion Price (as defined in Section 3.2(a) hereof).  The Holder shall effect a Conversion Election by delivering to the Company the form of Notice of Conversion attached hereto as Exhibit A (a “Notice of Conversion”), specifying therein the principal amount of Note to be converted and the date on which such conversion is to be effected (a “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is received by the Company.  To effect Conversion Elections hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire Principal Amount of this Note plus the Interest Amount then accrued but unpaid thereon shall have been so converted or otherwise paid.  Conversions hereunder shall have the effect of lowering the outstanding Principal Amount in the amount equal to the principal amount of the Note so converted.  The Holder and the Company shall maintain records showing the Principal Amounts converted and the dates of such conversions.  The Company shall deliver any objection to any Notice of Conversion within three (3) Trading Days of receipt of such Notice of Conversion.  In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note may be less than the amount stated on the face hereof.  However, at the Company’s request, the Holder shall surrender the Note to the Company within five (5) Trading Days following such request so that a new Note reflecting the correct then outstanding Principal Amount may be issued to Holder.

Section 3.2 Conversion Price.

(a) The term “Conversion Price” shall mean $1.00, subject to adjustment under Section 3.4 hereof.  References herein to the Conversion Price mean the Conversion Price as from time to time adjusted pursuant to the provisions of Section 3.4 and in effect on the applicable date.

(b) The term “Conversion Shares” shall mean such Common Shares issuable upon conversion of this Note.

Section 3.3 Mechanics of Conversion.  Not later than five (5) Trading Days after each Conversion Date (the last day of each such period, a “Delivery Date”), the Company or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Election, registered in the name of the Holder or its designee, that number of Conversion Shares being acquired upon the relevant Conversion Election.  Notwithstanding the foregoing, in the alternative, not later than the Delivery Date, the Company shall deliver to the applicable Holder by express courier a certificate or certificates representing the number of Conversion Shares being acquired upon the relevant Conversion Election.  If, in the case of any Conversion Election such DWAC transfer or certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such Conversion Election.

Section 3.4 Adjustment of Conversion Price.

(a) The Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Shares, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased.  If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Shares, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased.  Any adjustments under this Section 3.4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date make or issue or set a record date for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in Common Shares, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(A) the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(B) the denominator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

(iii) Adjustments for Reclassification, Exchange or Substitution. If the Common Shares issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in clauses (i) and (ii) of Section 3.4(a), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.4(a)(iv)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of Common Shares into which such Note would have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(iv) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets.  If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in clauses (i) and (ii) of Section 3.4(a), or a reclassification, exchange or substitution provided for in Section 3.4(a)(iii)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities of the Company prior to such merger or consolidation do not own more than fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or any Asset Sale (each an “Organic Change”), then as a part of such Organic Change, (A) if the surviving entity in any such Organic Change is a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, and its Common Shares are listed or quoted on a national exchange, the OTC Bulletin Board, or any tier of the OTC Markets Group, Inc., an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation as it would have received as a result of such Organic Change if it had converted this Note into Common Shares immediately prior to such Organic Change, and (B) if the surviving entity in any such Organic Change is not a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, or its Common Shares are not listed or quoted on a national securities exchange,  the OTC Bulletin Board, or any tier of the OTC Markets Group, Inc., the Holder shall have the right to demand repayment of the then outstanding aggregate Principal Amount at 100% of the Principal Amount thereof plus the Interest Amount then accrued but unpaid thereof (the “Mandatory Repayment Amount”).  The Company shall give the Holder at least five (5) day’s prior written notice of any Organic Change, during which time the Holder shall have the right to convert any portion of the Note into Common Shares.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.4(a)(iv) with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section 3.4(a)(iv) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(b) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion.  In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder any certificate or certificates required pursuant to Section 3.3 by the Delivery Date at any time when the Common Shares are being quoted on the OTCQB, the OTCQX, the OTC Bulletin Board, NASDAQ, or a national securities exchange, and if after such Delivery Date and continued failure to deliver the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by such Holder of the Common Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (i) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the product of (1) the aggregate number of Common Shares that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (ii) at the option of the Holder, either reissue Notes in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its delivery requirements under Section 3.3.

(c) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of Common Shares issuable upon conversion of this Note pursuant to this Section 3.4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of Common Shares and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note.  Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least ten percent (10%) of such adjusted amount.

(d) Fractional Shares. No fractional shares of Common Shares shall be issued upon conversion of this Note.  In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay in cash any remainder resulting from after the number of whole Common Shares is determined as a result of any conversion.  If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a Common Share, one whole Common Share.

(e) Reservation of Common Shares. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon conversion of the Notes and payment of the Interest Amount on the Notes, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of Common Shares as shall from time to time be sufficient to effect the conversion of this Note, taking into account the adjustments and restrictions of Section 3.4.  The Company shall, from time to time in accordance with Illinois law, seek to increase the authorized number of Common Shares if at any time the unissued number of authorized Common Shares shall not be sufficient to satisfy the Company’s obligations under this Section 3.4(e).  The Company covenants that all Common Shares that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, and nonassessable.

(f) Regulatory Compliance.  If any Common Shares to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be; provided, however, that, except as set forth in the Purchase Agreement, the Company shall have no obligation to register any Common Shares issuable upon conversion of the Note for offer or sale under federal securities laws and regulations.

Section 3.5 No Rights as Stockholder.  Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any other rights as a stockholder of the Company.

Section 3.6 Calculations.  All calculations under this ARTICLE III shall be made to the nearest cent or the nearest 1/100th of a Common Share, as the case may be.    For purposes of this ARTICLE III, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding Common Shares owned by or held by or for the account of the Company, if any) issued and outstanding.

Section 3.7 Company’s Right to Call the Note.  The Note shall be callable upon demand by the Company at any time prior to the maturity date if the closing price of the Company’s Common Shares exceeds $2.00 for five (5) consecutive Trading Days.  The Note holder shall, within five (5) business days of receipt of the Company’s notice of its intent to call the Note, have the option to either convert all or part of the then outstanding Principal Amount of the Note plus the Interest Amount then accrued but unpaid thereon through the date of such call into Common Shares, or to have the Company redeem the Note in full through the payment in cash of the aggregate then outstanding Principal Amount plus the Interest Amount then accrued but unpaid thereon.  If the Note holder declines to convert the Note or does not respond within five (5) business days, the Company shall have the right to call the Note by either converting into Common Shares all or part of the then outstanding Principal Amount of the Note plus the Interest Amount then accrued but unpaid and/or redeeming in cash all (or the balance remaining after conversion) of such amounts in full satisfaction of the Note.

ARTICLE IV

NEGATIVE COVENANTS

Section 4.1 Negative Covenants.  So long as any portion of this Note is outstanding, the Company will not and will not permit any of its subsidiaries to directly or indirectly:

(a) Consistent with Section 1.2, enter into, create, incur, assume or suffer to exist any indebtedness or Liens of any kind, on or with respect to any of its property or assets or Collateral now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior to, or pari passu with, in any respect, the Company’s obligations under the Notes other than obligations expressly permitted by Section 1.2;

(b) Consistent with Section 1.2, repay, repurchase or offer to repay, repurchase, make any payment in respect of or otherwise acquire any of its Common Shares or other equity securities;

(c) amend its certificate of incorporation, bylaws or charter documents so as to adversely affect any rights of the Holder; provided, however, that reincorporating the Company in Delaware and eliminating cumulative voting rights for directors shall not be deemed a violation of this covenant;

(d) create or acquire any subsidiary after the date hereof unless (i) such subsidiary is a wholly-owned subsidiary of the Company and (ii) such subsidiary becomes party to the Security Documents (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and, to the extent required by the Holder, satisfied each condition of this Agreement as if such subsidiary were a subsidiary on the Issuance Date; or

(e) enter into any agreement with respect to any of the foregoing.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices.

(a) Any notice, demand, request, waiver or other communication required or permitted to be given hereunder, including, without limitation, any Notice of Conversion, shall be in writing and shall be delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company at the address set forth above, facsimile number (847) 549-6028, Attn: Steven J. Cohen, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books and records of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (central time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section later than 5:30 p.m. (central time) on any date and earlier than 11:59 p.m. (central time) on such date (iii) the second Trading Day following the date of mailing, if sent by nationally recognized overnight courier services, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) The Company will give written notice to the Holder at least ten (10) days prior to the date on which the Company takes a record (i) with respect to any dividend or distribution upon the Common Shares, (ii) with respect to any pro rata subscription offer to holders of Common Shares or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up, but in no event shall such notice be provided to the Holder prior to such information being made known to the public.  The Company also will give written notice to the Holder at least twenty (20) days prior to the date on which any dissolution, liquidation or winding-up will take place, but in no event shall such notice be provided to the Holder prior to such information being made known to the public. Notwithstanding anything herein to the contrary, the failure to deliver such notice any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 5.2 Governing Law; Consent to Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with Illinois law, and shall be venued in Lake County, Illinois.

Section 5.3 Absolute Obligation.  Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount, the Interest Amount, and liquidated damages, if any, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.  This Note ranks pari passu with all other Notes now or hereinafter issued under the terms set forth herein.

Section 5.4 Security Interest.  This note is a direct debt obligation of the Company and, is secured by a subordinated perfected security interest in all of the assets of the Company for the benefit of the Holders.

Section 5.5 Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 5.6 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate.  Therefore the Company agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 5.7 Enforcement Expenses.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or (b) an attorney is retained to represent the Holder in an bankruptcy, reorganization, receivership of the Company or other proceeding affecting Company creditors’ rights and involving a claim under this Note, then the Company shall the pay costs incurred by the Holder for such collection, enforcement or action, including, without limitation, reasonable attorneys’ fees and disbursements

Section 5.8 Binding Effect.  Subject to applicable securities laws, the obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 5.9 Amendments.  This Note may not be modified or amended in any manner except in writing executed by the Company and the Holders of not less than a simple majority of the then outstanding aggregate principal on the 2014 Notes.

Section 5.10 Compliance with Securities Laws.  The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment and not with a view to the distribution hereof. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. NOTWITHSTANDING THE FOREGOING, THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.”

Section 5.11 Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

Section 5.12 Company’s Waivers.

Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

Section 5.13 Seniority.  This Note is senior in right of payment to any and all other indebtedness of the Company, except for the First Priority Security Interest.

Section 5.14 Definitions.  For the purposes hereof, the following term shall have the following meaning:

“Asset Sale” means (i) in one or more transactions, the sale, lease, conveyance or other disposition of any material amount of assets or material rights other than in the ordinary course of business, and (ii) the sale of debt or equity interests in any of the Company’s subsidiaries.

“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or preference or priority or other encumbrance upon or with respect to any property of any kind.  A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Permitted Indebtedness” means (i) indebtedness evidenced by the 14% Notes, including any Follow-On Senior Secured Notes; (ii) indebtedness to the extent existing on the date hereof or any replacement indebtedness not to exceed the amount of such existing indebtedness; (iii) indebtedness which may, from time to time be incurred or guaranteed by the Company which in the aggregate principal amount does not exceed $1,000,000; (iv) the endorsement of instruments for the purpose of deposit or collection in the ordinary course of business; (v) indebtedness relating to contingent obligations of the Company and its subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of the Company and its subsidiaries, including indebtedness of up to $500,000 in the aggregate associated with standby letters of credit issued to manufacturers of the Company’s products; (vi) indebtedness relating to loans from the Company to its subsidiaries; (vii) indebtedness relating to equipment leases in an amount not to exceed $500,000, and indebtedness relating to capital leases in an amount not to exceed $100,000; and (viii) accounts or notes payable arising out of the purchase of merchandise, supplies, equipment, software, computer programs or services in the ordinary course of business.

 “Permitted Lien” means (i) Liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by generally accepted accounting  principles consistently applied shall have been made therefor; (ii) Liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like Liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of the Company; (iii) Liens securing indebtedness of the Company or any subsidiaries which is in an aggregate principal amount not exceeding $1,00,000 and which Liens are subordinate to liens on the same assets held by the Purchaser; (iv) statutory Liens of landlords, statutory Liens of banks and rights of set-off, and other Liens imposed by law, in each case incurred in the ordinary course of business (x) for amounts not yet overdue or (y) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts; (v) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (vi) any attachment or judgment Lien not constituting an Event of Default; (vii) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries; (viii) any (x) interest or title of a lessor or sublessor under any lease, (y) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (z) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (y), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease; (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (xi) Liens securing obligations (other than obligations representing debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its subsidiaries; (xii) the replacement, extension or renewal of any Lien permitted by this Section upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the indebtedness secured thereby; and (xiii) Liens securing the 14% Notes, including any Follow-On Senior Secured Notes.

“Trading Day” means  (a) a day on which the Common Shares are traded on the OTCQB, the OTCQX, the OTC Bulletin Board, NASDAQ, or a national securities exchange or (b) if the Common Shares are not so traded, a day on which the Common Shares are quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group, Inc. (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Shares are not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

Z TRIM HOLDINGS, INC.

By:

Print Name:

Title:

EXHIBIT A

FORM OF NOTICE OF CONVERSION INTO SHARES OF COMMON STOCK

(To be Executed by the Registered Holder in order to Convert the Note into Common Shares)

The undersigned hereby irrevocably elects to convert $_____ of the principal amount of the above Note into Common Shares of Z TRIM HOLDINGS, INC. (the “Company”) according to the conditions hereof, as of the date written below.

Date of Conversion:

Applicable Conversion Price:

Signature:

[Print Name]:

Address: